                                                               EXHIBIT (A)(1)(G)
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
FORM OF OPTIONS SUMMARY  NEW FOCUS, INC.          Page:
                         ID:33-0404910            File:
                         5215 Hellyer Ave.        Date:
                         San Jose, CA 95138-1001  Time:
As of: [Date]
Current Market Value:$[x]
[OPTION HOLDER NAME]     ID:
[OPTION HOLDER ADDRESS]

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
OPTION NO.:           OPTION DATE:           SHARES:        PRICE:           PLAN: 2000  TYPE: NQ

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
                    VESTING SCHEDULE                                    TRANSACTIONS            CANCELLATIONS
GRANTED   FULL VEST   EXERCISABLE   TOTAL PRICE   EXPIRES    DATE   TYPE   SHARES   VALUE   DATE   REASON   SHARES
-------   ---------   -----------   -----------   --------   ----   ----   ------   -----   ----   ------   ------





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

 Total Options Exercisable:

Total Price:                           $

Total Potential Gain:                  $

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